UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on July 7, 2020, Esports Entertainment Group, Inc. (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies”).

On July 31, 2020, the Company consummated the closing of the Purchase Agreement. As consideration for the Acquired Companies, the Company (i) paid AHG $1,250,000 in cash (the “Cash Purchase Price”); (ii) issued to AHG 650,000 shares of common stock of the Company (the “Consideration Shares”); and (iii) issued to AHG warrants to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $8.00 per share (the “Consideration Warrants” together with the Cash Purchase Price and the Consideration Shares the “Purchase Price”).

The Purchase Agreement contains standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

The Consideration Warrants are exercisable for a term of three (3) years. The Company shall have the right to force the exercise of the Consideration Warrants for cash, if the VWAP of the Common Stock (as defined in the Purchase Agreement) shall equal or exceed 125% of the exercise price of the Consideration Warrants for twenty (20) consecutive trading days. Closing and payment of the Purchase Price is expected to occur on or prior to July 31, 2020.

Item 2.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement and Consideration Warrants, and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement and Consideration Warrants, which will be filed as exhibits no later than with the Company’s Form 10-Q for the quarter ending September 30, 2020.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Consideration Shares, and the shares of common stock underlying the Consideration Warrants, were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transactions, size of the offerings, manner of the offerings and number of securities offered. The Company did not undertake offerings in which it sold a high number of securities to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 8.01	Other Items.

On July 31, 2020, the Company issued a press release announcing the consummation of the Purchase Agreement. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company intends to file the financial information required by this paragraph (a) of Item 9.01 as an amendment to this Form 8-K within seventy-one days of the date of this Current Report on Form 8-K as filed with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within seventy-one days of the date of this Current Report on Form 8-K as filed with the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: August 6, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer